Exhibit 99.1

Tempest Appoints John W. Frederick to Board of Directors, Strengthening Financial and Capital Markets Expertise

Brisbane, CA, October 14, 2026 – Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest”), a clinical-stage biotechnology company developing in vivo CAR-T therapies designed to reset dysfunctional immunity in cancer and autoimmune disease, today announced that John W. Frederick has been appointed to its board of directors. Mr. Frederick brings extensive executive leadership experience spanning financial strategy, capital markets, corporate governance and operational transformation across public and private companies.

“We are delighted to welcome John to our board as we enter an important phase in Tempest’s evolution,” said Matt Angel, Ph.D., President and Chief Executive Officer of Tempest. “His extensive experience leading public companies, optimizing capital structures and navigating complex financial environments will bring valuable perspective to our board. We believe his financial acumen and strategic leadership will be particularly valuable as we prioritize disciplined capital deployment, achieve key development milestones with our in vivo CAR-T programs and position the company for long-term success.”

Mr. Frederick added, “I am excited to join Tempest’s board of directors at such a pivotal time in its development. The Company’s innovative approach to in vivo CAR-T therapy represents a compelling opportunity to transform treatment for patients with significant unmet needs across multiple disease types. I look forward to working alongside the board and leadership team to support the company’s strategic priorities, advance its promising pipeline and help build a strong foundation for sustainable, long-term growth and shareholder value.”

Mr. Frederick brings more than three decades of executive leadership experience spanning corporate finance, capital markets, operations and strategic transformation across public and private companies ranging from emerging businesses to enterprises generating more than $2 billion in annual revenue.

Most recently, he served as Chief Financial Officer of Skillsoft, where he was responsible for financial reporting, investor relations, capital markets and liquidity strategy. He previously served as Skillsoft’s Chief Transformation Officer and, during an earlier tenure, as Chief Administrative Officer and Chief Executive Officer of its former subsidiary, SumTotal Systems. His experience also includes serving as Chief Financial Officer and Global Head of Carbon Commercial Operations at Indigo Ag, where he helped scale the business through a considerable growth phase while meaningfully reducing its cost structure, and as Chief Operating and Financial Officer of Snagajob, a leading technology platform serving the hourly employment market.

Mr. Frederick currently serves on the board of directors of MutualOne Bank and has served on the board of SenSanna, Inc. since 2016. He holds a B.A. in Economics from the University of Maryland.

About Tempest Therapeutics

Tempest is a clinical-stage biotechnology company developing next-generation in vivo CAR-T therapies for cancer and autoimmune disease. Tempest’s lead product candidate, TPST-4003, combines a clinically supported dual-targeting CD19/BCMA CAR structure with an advanced CD7-targeting delivery system to support broad immune reset across multiple indications. Tempest envisions a world in which immune reset therapies bring safe, effective, and broadly accessible therapeutic options to patients in need. For additional information, visit Tempest’s website at https://www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended), concerning Tempest. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest, as well as assumptions made by, and information currently available to, management of Tempest. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “goal”, “suggest”, “target” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: the anticipated contribution of the newly appointed director; the strategic growth, capital allocation and long-term success of Tempest; and Tempest’s ability to achieve its operational plans. All forward-looking statements in this press release are based on Tempest’s current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest’s need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and in other documents filed by Tempest from time to time with the SEC. Except as required by applicable law, Tempest undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com